Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1

Dated as of September 1, 2007

to

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

Dated as of August 29, 2006

THIS AMENDMENT NO. 1 (this “Amendment”) dated as of September 1, 2007 is entered into by and among BROOKE CREDIT FUNDING, LLC, a Delaware limited liability company (the “Borrower”), BROOKE CREDIT CORPORATION, a Delaware corporation (“BCC”), BROOKE CORPORATION, a Kansas corporation (“Brooke Corporation”), AUTOBAHN FUNDING COMPANY LLC, a Delaware limited liability company (the “Lender”), and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, as agent (the “Agent”).

PRELIMINARY STATEMENTS

A. Reference is made to the Amended and Restated Credit and Security Agreement dated as of August 29, 2006 among the Borrower, BCC, Brooke Corporation, the Lender and the Agent (as amended or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B. The parties hereto have agreed to amend the Credit Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments. Effective as of the Effective Date (as defined in Section 3 below), the Credit Agreement is amended as follows:

1.1 The definition of “Borrowing Limit” in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

““Borrowing Limit” means $150,000,000, as such amount may be adjusted from time to time pursuant to Section 2.03; provided, however, that at all times on or after the Termination Date, the “Borrowing Limit” shall equal the aggregate outstanding principal balance of the Advances at such time.”

1.2 The definition of “Excess Concentration Amount” in Section 1.01 of the Credit Agreement is amended to add the following as a new clause (c):

“(c) at any time, the sum (without duplication) of:

(i) the aggregate for all Eligible Loans of the amount, in the case of each Eligible Loan which is a Funeral Home Loan, by which (A) 83% of the Outstanding Principal Balance of such Funeral Home Loan, exceeds (B) five (5) times EBITDA of the related Obligor business (measured at the time of such Funeral Home Loan’s origination in accordance with the related Credit and Collection Policy);

(ii) the amount (if any) by which (A) 83% of the aggregate Outstanding Balance of the Eligible Loans which are Funeral Home Loans exceeds (B) 4.25 times the aggregate EBITDA of all Obligor businesses relating to such Funeral Home Loans (measured at the time of each such Funeral Home Loan’s origination in accordance with the related Credit and Collection Policy); and

(iii) the aggregate for all Eligible Loans of the amount, in the case of each Eligible Loan which is a Funeral Home Loan, by which (A) 83% of the Outstanding Principal Balance of such Funeral Home Loan exceeds (B) the purchase price paid by the relevant Obligor for the related Obligor business (determined at the time of such Eligible Loan’s origination in accordance with the related Credit and Collection Policy).”

1.3 The following definition is added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“EBITDA” means, with respect to any Loan, the earnings before interest, taxes, depreciation and amortization of the relevant Obligor, determined in accordance with the Credit and Collection Policy.

1.4 The first sentence of Section 2.14 of the Credit Agreement is amended to delete “any sale of such Loans at fair market value on a “whole-loan” basis to a party that is not an Affiliate of any Brooke Party or” in clause (ii) thereof and to replace it with “[reserved]”.

1.5 Section 5.01(d) of the Credit Agreement is deleted in its entirety and replaced by the following:

“(d) Audits. Each Brooke Party will furnish to the Agent from time to time such information with respect to it, the Loans and the Other Conveyed Property with respect thereto as the Agent may reasonably request. Each such Brooke Party shall, from time to time during regular business hours as requested by the Agent, permit the Agent, or its agents or representatives at the Borrower’s expense, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of any Brooke Party relating to the Collateral, including, without limitation, the related Loan Documents and other Records, and (ii) to visit the offices and properties of any Brooke Party for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to any Brooke Party’s financial condition or the Loans and the Other Conveyed Property or any Brooke Party’s performance under the Related Documents to which it is a party or under the Loan Documents with any of the officers or employees of such Brooke Party having knowledge of such matters; provided that, so long as no Event of Default has occurred and is continuing, the Agent shall conduct no more than four audits during the first twelve months after the Closing Date and no more than two audits during any twelve-month period thereafter; and provided further that, so long as no Event of Default has occurred and is continuing, the Borrower’s obligation to reimburse the Agent for expenses incurred in connection with the audits performed in any single calendar year, including expenses incurred in the review of the Servicer’s and the Backup Master Agent Servicer’s books and records in connection therewith, shall not exceed $25,000. In addition, the Agent may, at the expense of the Borrower, (i) perform or direct the Seller or the Parent to (x) perform background checks on any material personnel hired by BCC or the Parent after the Closing Date and (y) conduct onsite due diligence reviews of Johnson Consulting (and each Brooke Party covenants and agrees that it will cause Johnson Consulting to permit the Agent to conduct such onsite due diligence reviews in a manner and with a scope reasonably requested by the Agent) and (ii) contact Obligors directly for the purpose of confirming information relating to the Loans. Each Brooke Party shall cooperate with the Agent in any such background check or Obligor confirmation and shall furnish to the Agent all information that the Agent may reasonably request in connection therewith.”

1.6 Section 5.01 of the Credit Agreement is amended to add the following as new clauses (q), (r) and (s):

“(q) Reports from Johnson Consulting. Each Brooke Party will furnish to the Agent promptly upon receipt a copy of each report furnished to such Brooke Party by Johnson Consulting.

(r) Funeral Home Loan Reporting. BCC will furnish to the Agent upon the Agent’s request a report detailing the number and aggregate Outstanding Principal Balance of all Funeral Home Loans that have been refinanced and purchased by BCC.

(s) Equivalent Funding. No Brooke Party will incur, or permit any of its Affiliates to incur, directly or indirectly, any Indebtedness owing to Fifth Third Bank or any Affiliate thereof or other Person sponsored or administered by Fifth Third Bank or any such Affiliate (each, a “Fifth Third Entity”) unless, for every approximately $20,000,000 of Aggregate Indebtedness (as defined below), at least approximately $10,000,000 of such Aggregate Indebtedness consists of Advances owing to the Lender hereunder. “Aggregate Indebtedness” means, at any time, the sum of (i) the aggregate Advances hereunder and (ii) the aggregate Indebtedness owing at such time by any Brooke Party or Affiliate thereof to any Fifth Third Entities.”

1.7 Section 6.01 of the Credit Agreement is amended to add the following as a new clause (t):

“(t) Beginning in 2008, the Borrower has failed to reduce by at least 90% the aggregate outstanding principal balance of the Advances hereunder at least once each calendar year with the proceeds received by the Borrower pursuant to a Term Securitization.”

1.8 Clause (ii) of the definition of “Eligible Loan” in Schedule I to the Credit Agreement is deleted in its entirety and replaced by the following:

“(ii) such Loan was originated in the ordinary course of the Seller’s business in accordance with and through the application of the Credit and Collection Policy and the Seller’s standard credit underwriting procedures; and, in the case of a Funeral Home Loan, without limiting the generality of the foregoing, in applying the Credit and Collection Policy and such credit underwriting procedures (A) the Seller used the most recent appraisal available to it of the property securing such Loan and (B) the Seller included all debt of the relevant Obligor (including both senior and subordinated debt) when calculating the relevant multiples (excluding only subordinated debt that (x) has been sold to a third party that is not an Affiliate of any Brooke Party and (y) is non-recourse to the relevant Obligor, to any Brooke Party or to any Affiliate of any Brooke Party).”

1.9 Clause (iv) of the definition of “Eligible Loan” in Schedule I to the Credit Agreement is deleted in its entirety and replaced by the following:

“(iv) such Loan (a) has not had any of its terms, conditions or provisions amended, modified, waived or rescinded for credit reasons, (b) has not been restructured for credit reasons at any time and the proceeds of such Loan were not used to effect a restructuring or refinancing of any prior loan in connection with a default under, or work-out of, such prior loan or otherwise for adverse credit reasons, (c) has not been satisfied, subordinated or rescinded and (d) has not had any material collateral securing such Loan released from the lien granted by the related Loan Documents, other than, in the case of (b) and (d) of this clause (iv), other Permitted Loan Modifications described in clauses (b) and (d) of the definition thereof;”

1.10 Clause (x) of the definition of “Eligible Loan” in Schedule I to the Credit Agreement is deleted in its entirety and replaced by the following:

“(x) such Loan has an original term to maturity of not more than 180 months, provided, that, in the case of a Funeral Loan secured by a lease of real property, such Funeral Loan will have not have a maturity date beyond the termination date of such lease;”

1.11 Part A of Schedule I is amended to add the following immediately after the definition of Eligible Loan:

“Notwithstanding anything herein to the contrary, no Funeral Home Loan shall be considered an Eligible Loan unless and until the Agent shall have confirmed in writing that it has completed its due diligence with respect to the Funeral Home Loans (including, without limitation, receipt of background checks and completion of onsite due diligence reviews of Johnson Consulting), in each case with results satisfactory to the Agent in its sole discretion.”

SECTION 2. Increase in Borrowing Limit. Pursuant to Section 2.03 of the Credit Agreement, the Borrower has requested an increase in the Borrowing Limit to $150,000,000. Each of the Agent and the Lender hereby approves such increase effective as of the Effective Date.

SECTION 3. Conditions Precedent. This Amendment shall become effective as of September 1, 2007 (the “Effective Date”), subject to the condition that the Agent shall have executed this Amendment and shall have confirmed its receipt of each of the following:

(i) a copy of this Amendment duly executed by the Borrower, BCC, Brooke Corporation, the Lender and the Agent;

(ii) a new Note in the form attached as Exhibit H to the Credit Agreement, in a stated principal amount of $150,000,000, duly executed by the Borrower;

(iii) a copy of Amendment No. 2 to the Liquidity Purchase Agreement between the Lender and DZ Bank duly executed by the parties thereto and in form and substance satisfactory to the Agent;

(iv) a Secretary Certificate for each of the Borrower, BCC and Brooke Corporation certifying therein the organizational documents for such Brooke Party, a good standing certificate for such Brooke Party, the resolutions of such Brooke Party authorizing the execution and delivery of this Amendment and the other Related Documents being executed on the date hereof and the incumbency of the officers of such Brooke Party executing and delivering this Amendment and such Related Documents;

(v) an opinion of Polsinelli Shalton Flanigan Suelthaus PC regarding corporate matters;

(vi) confirmation from each of Moody’s and Fitch that the execution and delivery of this Amendment will not result in a reduction or withdrawal of the then current ratings of the Lender’s commercial paper notes; and

(vii) payment in full of the Increase Fee payable in connection with the increase in the Borrowing Limit contemplated by Section 2.

SECTION 4. Reference to and Effect on the Credit Agreement.

4.1 Except as specifically provided herein, the Credit Agreement, the other Related Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.2 Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lender under the Credit Agreement, the Related Documents or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

BROOKE CREDIT FUNDING, LLC

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BROOKE CREDIT CORPORATION

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BROOKE CORPORATION

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DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, as Agent

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AUTOBAHN FUNDING COMPANY LLC, as Lender
By:	DZ BANK AG DEUTSCHE
ZENTRAL-GENOSSENSCHAFTSBANK, its Attorney-in-Fact

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